UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 09, 2024

Excelerate Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41352	87-2878691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd. Level 6
The Woodlands, Texas		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (832) 813-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2024, Henry G. Kleemeier, age 80, notified Excelerate Energy, Inc. (the “Company”) of his decision to retire as a member of the Board of Directors of the Company (the “Board”), effective immediately. Mr. Kleemeier has served as a director of the Company since April 12, 2022, and on the board of directors of Excelerate Energy Limited Partnership (“EELP”) since 2008. Mr. Kleemeier’s retirement is not as a result of any disagreement with management on any matter relating to the Company’s operations, policies, or practices. The Company and the Board wish to thank Mr. Kleemeier for his service and contributions to the Company.

To fill the vacancy created by the retirement of Mr. Kleemeier, on October 10, 2024, the Board appointed Mr. Tyler D. Todd as a director to hold office until the Company’s 2025 annual meeting of stockholders and until his successor shall have been duly elected and qualified or until his earlier death, resignation, removal, retirement or disqualification. In connection with his appointment to the Board and to fill the vacancies created by Mr. Kleemeier’s retirement, Mr. Todd was also appointed to serve on each of the Board's Compensation Committee and Nominating and Corporate Governance Committee. Mr. Todd’s appointment to the Board, the Compensation Committee and the Nominating and Corporate Governance Committee are effective immediately.

Mr. Todd currently serves as Senior Vice President of Business Development at Kaiser-Francis Oil Company, an upstream oil and gas company owned by George B. Kaiser ("Kaiser"), our controlling stockholder through his ownership of Excelerate Energy Holdings, LLC (“EE Holdings”), which he joined in 2014. Prior to his Board appointment, Mr. Todd served as a non-voting observer to the Board since February 2024. Mr. Todd is also affiliated with other Kaiser-controlled entities in various capacities.

Mr. Todd was designated to serve on the Board and the committees to which he has been appointed by EE Holdings pursuant to EE Holdings’ director designation rights set forth in Section 2.1 of that certain Stockholder’s Agreement, dated as of April 18, 2022, by and among the Company, EELP, and EE Holdings.

Mr. Todd has no family relationships with any director or executive officer of the Company. Other than as described herein, there are (i) no transactions in which Mr. Todd has an interest requiring disclosure under Item 404(a) of Regulation S-K and (ii) no arrangements or understandings between Mr. Todd and any other person pursuant to which he was elected to serve as a director.

As a director designated by EE Holdings, Mr. Todd will not receive compensation in connection with his service as a director on the Board. In connection with his appointment, Mr. Todd has entered into a standard indemnification agreement with the Company, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 11, 2024, the Company issued a press release announcing Mr. Kleemeier's retirement and Mr. Todd’s appointment to the Board, a copy of which press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Indemnification Agreement entered into with Directors and Officers
99.1	Excelerate Energy, Inc. Press Release dated October 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelerate Energy, Inc.

Date:	October 11, 2024	By:	/s/ Alisa Newman Hood
Alisa Newman Hood Executive Vice President, General Counsel and Secretary